                                                                    Exhibit 28.1



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 11-K



                 Annual Report Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934





For the Fiscal Year Ended December 31, 1996
                          -----------------


Commission File Number 1-5881
                       ------




     THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
     -----------------------------------------------------------------------
                            (Full Title of the Plan)





                      BROWN & SHARPE MANUFACTURING COMPANY
                               200 Frenchtown Road
                    North Kingstown, Rhode Island 02852-1700
                                 (401) 886-2000

         (Name of Issuer and Address of its Principal Executive Office)

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 23rd day of June, 1997.
----        ----------

                               BROWN & SHARPE SAVINGS & RETIREMENT
                               PLAN FOR MANAGEMENT EMPLOYEES


                               By:  /s/ Alfred J. Corso
                                    -----------------------------------
                                    Alfred J. Corso
                                    Controller
                                    (Principal Accounting Officer)

       BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES



                                Table of Contents
                                -----------------


                                                                           Page
                                                                           ----
Report of Ernst & Young LLP, Independent Auditors                             4


Financial Statements:

    Statements of Net Assets Available for Plan Benefits
         at December 31, 1996 and 1995                                        5

    Statements of Changes in Net Assets Available for Plan
         Benefits for the Years Ended December 31, 1996 and 1995              5

    Notes to Financial Statements                                          6-15


Supplemental Schedules:

    Schedule of Reportable Transactions                                   16-19

    Schedule of Assets Held for Investment Purposes at December 31, 1996     20


Consent of Independent Auditors                                              21


                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
                -------------------------------------------------



Brown & Sharpe Savings and Retirement Plan
   for Management Employees Committee
Brown & Sharpe Manufacturing Company


         We have audited the accompanying statements of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

         Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1996, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.




                                ERNST & YOUNG LLP

June 23, 1997

      THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
      ---------------------------------------------------------------------

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ----------------------------------------------------

                                                                 As of December 31,
                                                                 ------------------
                                                          1996                        1995
                                                          ----                        ----
Assets:
 Investments (Notes 2 and 5)                           $26,786,938                $21,861,765
 Dividends and interest receivable                               -                     86,842
 Employer contribution receivable                          843,175                    759,023
 Plan loans receivable                                     487,606                    260,451
                                                       -----------                -----------
 Net Assets Available for Plan Benefits                $28,117,719                $22,968,081
                                                       ===========                ===========


   STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
   --------------------------------------------------------------------------

                                                          For the years ended December 31,
                                                          --------------------------------
                                                           1996                      1995
                                                           ----                      ----
Additions
---------
Contributions
    Employer                                           $ 1,040,395                $   788,389
    Employee                                             1,391,573                  1,195,789
                                                       -----------                -----------
                                                         2,431,968                  1,984,178
Investment income
    Interest                                             1,630,252                    744,736
    Dividends                                                    -                     36,276
                                                       -----------                -----------
                                                         1,630,252                    781,012
Net appreciation
    in fair value of investments                         1,729,650                  2,815,217
                                                       -----------                -----------
Total additions                                          5,791,870                  5,580,407

Deductions
   Payments to participants                            (3,077,134)                (1,720,895)
   Loan defaults                                          (59,473)                        -
   Fees                                                      (421)                   (12,402)
                                                       -----------                -----------
Total deductions                                       (3,137,028)                (1,733,297)

Transfers
      From Brown & Sharpe Employee Stock Owner-
        ship & Profit Participation Plan (ESOP)             16,264                     11,383
      From Brown & Sharpe Savings
        & Retirement Plan (SARP)                           150,131                     46,263
      Transfers from DEA (Note 1)                        2,328,401                          -
                                                       -----------                -----------
Net transfers                                            2,494,796                     57,646
                                                       -----------                -----------

Net increase in assets                                   5,149,638                  3,904,756
Net assets, beginning of year                           22,968,081                 19,063,325
                                                       -----------                -----------
Net assets, end of year                                $28,117,719                $22,968,081
                                                       ===========                ===========

See notes to the financial statements.

      THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES


                          Notes To Financial Statements
                          -----------------------------

1.   Plan Description
     ----------------

     The following description of The Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

           General
           -------

           The Plan is a defined contribution plan covering all eligible full-time salaried employees of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

           As a result of the Company's acquisition of DEA S.p.A. on September 28, 1994, participants of the Digital Electronic Automation, Inc. Tax-Deferred Savings Plan (the "DEA Plan") became eligible to participate in the Plan on April 1, 1995. Pursuant to the terms of the DEA Plan, former DEA employees may select an annuity as a distribution option under the Plan. In May 1996, approximately $2,328,401 of net assets were transferred from the DEA Plan to the Plan.

           On May 6, 1996, the assets of the Plan were transferred from Fleet National Bank to Putnam Fiduciary Trust Company which was appointed new Trustee and Recordkeeper.

           Contributions
           -------------

           The Plan permits a participant to make deferred salary contributions to the Plan up to 16% of compensation up to a maximum of $9,500 in 1996 and $9,240 in 1995, (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds," as described below.

           The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1996 and 1995 were $843,409 and $759,023, respectively.

           In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1996 and 1995 were $18,393 and $29,366 respectively.

           In addition, at the discretion of the Board of Directors, the Company may make a matching contribution equal to a percentage not to exceed 25% of the elective contribution, disregarding any elective contribution in excess of 6% of such eligible participant's salary for such Plan year. Such contribution for 1996 was $178,593; no such contribution was made for 1995.

           Participant Accounts
           --------------------

           A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with participant salary deferrals and Company contributions. An allocation of earnings of the Funds in which such participant's account is invested was determined by a monthly valuation and credited ratably among all participants in each Fund prior to the conversion to Putnam Fiduciary Trust Company. After the conversion to Putnam Fiduciary Trust Company, valuation of individual accounts are performed daily based on the number of shares a participant holds multiplied by the value of the Fund. Guaranteed interest contract account earnings are valued on a monthly basis and are allocated to participants based on a pro rated basis.

                    -----------------------------------------


           Investments
           -----------

           Prior to the conversion to Putnam Fiduciary Trust Company, participants directed the trustee to deposit contributions in one or more of the following investment alternatives in multiples of 10%:

           (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York in 1994, Principal Mutual Life Insurance Company in 1992 and 1993, and Allstate Life Insurance Company in 1991. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

           In 1995 the Plan assets and those of the Brown & Sharpe Savings and Retirement Plan were held in a trust administered by Fleet National Bank as Trustee. The assets and activity within this trust were allocated between the two plans based on the underlying participant records of each plan.

           After the transfer of assets to Putnam Fiduciary Trust Company, participants direct the trustee to deposit contributions in one of more of the following investment alternatives in multiples of 5%:

           (1) Putnam New Opportunities Fund invests in a portfolio of stocks in certain emerging industry groups that Putnam believes offer above-average long-term growth potential; (2) the Company Stock Fund, managed by Putnam Investments, consisting of Brown & Sharpe common stock; (3) the Putnam Voyager Fund, invests in a combination of stocks of small companies expected to grow over time as well as stocks of larger, more established corporations; (4) the Putnam Fund for Growth & Income, invests mainly in attractive priced stocks of companies that offer long-term growth potential while also providing income; (5) The George Putnam Fund of Boston, invests in stocks and corporate and government bonds, providing a balanced way to pursue long-term rewards; (6) the Brown & Sharpe Stable Value Fund, consisting of guaranteed investment contracts issued by American International Life Assurance Company of New York, Principal Mutual Life Insurance Company and the Putnam Stable Value Fund, managed by Putnam Investments. These individual guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

           The Plan assets are held in a trust administered by Putnam Fiduciary Trust Company as Trustee.

           The Company pays substantially all of the expenses associated with administering this Plan.

           Benefits
           --------

           A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

                    -----------------------------------------


     Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

     While in service, a participant may apply for a hardship withdrawal of funds subject to restrictive IRS rules and excise tax. The Plan also permits a participant to borrow against his/her account and repay the loan by payroll deduction.

     Plan participants who are no longer employees of the Company but who have elected to defer payment of their account balance are assessed an asset management trust and recordkeeping fee based on actual cost. These participant account balances amount to $454,789 at December 31, 1996.


2.   Summary of Significant Accounting Policies
     ------------------------------------------

     The preparation of financial statements in accordance with GAAP requires the use of management's estimates.

     Investments, other than insurance contracts, are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Listed securities and governmental obligations for which no sale was reported on that date are valued at the last reported bid price. Investments in guaranteed interest contracts with insurance companies are stated at contract value defined as cost plus accrued interest less distributions to date, which approximates fair value. The Plan loans receivable are valued at cost which approximates fair value. Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.


3.   Tax Status
     ----------

     The Internal Revenue Service ruled on May 9, 1995 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. Management is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


4.   Plan Termination
     ----------------

     The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                    -----------------------------------------

5.   Investments
     -----------

         Investments held at December 31, 1996 and 1995 are as follows:

Description                                      Current Value                              Cost
-----------                                      -------------                              ----
                                              1996            1995                  1996              1995
                                              ----            ----                  ----              ----
Investments stated at fair value:
  Company common stock                    $ 2,624,544     $ 1,873,933            $ 1,891,267      $ 1,741,706
  Diversified investments:
      Government securities                         -       1,036,330                      -          982,003
      Common & preferred stock                      -       8,643,280                      -        6,481,257
  Short-term investments (1)                        -         882,338                      -          882,338
  Putnam Stable Value Fund                  2,301,692               -              2,301,692                -
Registered investment companies
  The George Putnam Fund of Boston          4,896,277               -              4,792,292                -
  Putnam Fund for Growth & Income           4,522,002               -              4,403,848                -
  Putnam Voyager Fund                       3,772,403               -              3,897,881                -
  Putnam New Opportunities Fund             4,546,068               -              4,613,856                -
Investments stated at contract value:
  Guaranteed interest contracts             4,123,952       9,425,884              4,123,952        9,425,884
                                          -----------     -----------            -----------      -----------
Total investments                         $26,786,938     $21,861,765            $26,024,788      $19,513,188
                                          ===========     ===========            ===========      ===========

(1) Short-term investments include temporary investments made within each of the available Funds.

The following investments exceed 5% of Plan assets at December 31, 1996:

                                                                                                      Current Value
                                                                                                      -------------
Investments stated at contract value:
 1993 GIC                                   Principal Mutual Life Insurance                             $2,225,705
                                            Contract (3)88705-03-M
 1994 GIC                                   American International Life Assurance Company                1,721,814
                                            Contract #18181-M

Investments stated at fair value as determined by quoted market price:

 187,467.43 shares                          Brown & Sharpe Manufacturing Company                         2,624,544
                                               Common Stock Class A & B
 298,553.518 shares                         The George Putnam Fund of Boston                             4,896,277
 250,943.511 shares                         Putnam Fund for Growth & Income                              4,522,002
 234,020.022 shares                         Putnam Voyager Fund                                          3,772,403
 111,889.431 shares                         Putnam New Opportunities Fund                                4,546,068
   2,301,692 shares                         Putnam Stable Value Fund                                     2,301,692
                                            Contract #MFPFTC

The following investments exceed 5% of Plan assets at December 31, 1995:
                                                                                                     Current Value
                                                                                                     -------------
Investments stated at contract value:
 1991 GIC                                   Allstate Life Insurance Company                             $1,065,148
                                            Contract #GA5052
 1993 GIC                                   Principal Mutual Life Insurance                              5,996,330
                                            Contract #GA88705-3-M
 1994 GIC                                   American International Life Assurance Company                1,552,305
                                            Contract #18181-M
Investments stated at fair value:
 182,822.74 shares                          Brown & Sharpe Manufacturing Company                         1,873,933
                                            Common Stock Class A & B

                   -----------------------------------------

6. Allocation of Statements of Net Assets Available for Plan Benefits and
   ----------------------------------------------------------------------
   Statements of Income and Changes in Net Assets Available for Plan Benefits
   --------------------------------------------------------------------------

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1996,
   -------------------------------------------------------------------------
                             WITH FUND INFORMATION
                             ---------------------


                                                                               Brown & Sharpe        George
                                                 Plan           Company         Stable Value         Putnam
                                                 Loans         Stock Fund           Fund              Fund
                                                 -----         ----------           ----              ----
Assets:
  Investments                                  $   --          $2,624,544        $6,425,644        $4,896,277
  Dividend and interest receivable                 --                --                --                --
  Employer contribution receivable                 --              25,498           193,407            61,580
  Plan loans receivable                         487,606              --                --                --
                                               --------        ----------        ----------        ----------
Net  Assets Available for Plan Benefits        $487,606        $2,650,042        $6,619,051        $4,957,857
                                               ========        ==========        ==========        ==========


                                                 Putnam
                                                Growth &           Putnam          Putnam New
                                                 Income            Voyager        Opportunities
                                                  Fund              Fund              Fund              Total
                                                  ----              ----              ----              -----
Assets:
  Investments                                  $4,522,002        $3,772,403        $4,546,068        $26,786,938
  Dividend and interest receivable                   --                --                --                 --
  Employer contribution receivable                139,250           160,025           263,415            843,175
  Plan loans receivable                              --                --                --              487,606
                                               ----------        ----------        ----------        -----------
Net  Assets Available for Plan Benefits        $4,661,252        $3,932,428        $4,809,483        $28,117,719
                                               ==========        ==========        ==========        ===========


   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1995,
   -------------------------------------------------------------------------
                             WITH FUND INFORMATION
                             ---------------------


                                                                                                              /(1)/
                                                                  Money            /(1)/        /(1)/    Guaranteed
                                                      Plan       Market     Diversified     Company       Interest
                                                     Loans        Fund          Fund        Stock Fund      Fund          Total
                                                     -----        ----          ----        ----------      ----          -----
      Assets:
         Investments                                $   --      $602,217    $ 9,827,923     $1,919,432   $9,512,193    $21,861,765
         Dividends and interest receivable              --         2,126         32,422             52       52,242         86,842
         Employer contribution receivable               --       112,039        491,748         31,165      124,071        759,023
         Plan loans receivable                       260,451        --             --             --           --          260,451
                                                    --------    --------    -----------     ----------   ----------    -----------
      Net Assets Available for Plan Benefits        $260,451    $716,382    $10,352,093     $1,950,649   $9,688,506    $22,968,081
                                                    ========    ========    ===========     ==========   ==========    ===========


      (1) Includes short-term investments of $148,313 in the Diversified Fund, $45,499 in the Company Stock Fund, and $86,309 in the Guaranteed Interest Fund.

                   -----------------------------------------

6. Allocation of Statements of Net Assets Available for Plan Benefits and
   ----------------------------------------------------------------------
   Statements of Income and Changes in Net Assets Available for Plan Benefits
   --------------------------------------------------------------------------
   (continued)
   -----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
      THE PERIOD JANUARY 1, 1996 - APRIL 30, 1996, WITH FUND INFORMATION
      ------------------------------------------------------------------


                                          Plan           Money Market        Diversified
                                         Loans               Fund               Fund
                                         -----               ----               ----
Additions
---------
Contributions
    Employer                            $      --         $  22,530         $    110,422
    Employee                                   --            22,343              216,771
    Loan repayments                       (41,714)            2,114               19,597
                                        ---------         ---------         ------------
                                          (41,714)           46,987              346,790
Investment income
    Interest                                   --            17,125               47,260
                                        ---------         ---------         ------------
                                               --            17,125               47,260
Net appreciation (depreciation)
    in fair value of investments               --                --              918,822
                                        ---------         ---------         ------------

Total additions                           (41,714)           64,112            1,312,872

Disbursements
    Payments to participants                   --              (447)            (444,830)
    Loans to participants                  61,804           (10,889)             (41,811)
    Loan defaults                         (34,721)               --                   --
    Fees                                       --                --                   --
                                        ---------         ---------         ------------
Total disbursements                        27,083           (11,336)            (486,641)

Transfers
    Transfers (to) from SARP                   --             2,649               56,531
    Transfers to new trustee             (245,820)         (905,921)         (11,143,952)
    Transfers between funds                    --           134,114              (90,903)
                                        ---------         ---------         ------------
Net transfers                            (245,820)         (769,158)         (11,178,324)
                                        ---------         ---------         ------------

Net increase (decrease)                  (260,451)         (716,382)         (10,352,093)
Net assets, beginning of year             260,451           716,382           10,352,093
                                        ---------         ---------         ------------
Net assets, end of period               $      --         $      --         $         --
                                        =========         =========         ============

                                                            Guaranteed
                                          Company            Interest
                                         Stock Fund            Fund                Total
                                         ----------            ----                -----
Additions
Contributions
    Employer                            $    18,506         $    37,905         $    189,363
    Employee                                 42,143             114,681              395,938
    Loan repayments                           2,427              17,576                   --
                                        -----------         -----------         ------------
                                             63,076             170,162              585,301
Investment income
    Interest                                    775             190,091              255,251
                                        -----------         -----------         ------------
                                                775             190,091              255,251
Net appreciation (depreciation)
    in fair value of investments            (90,740)                 --              828,082
                                        -----------         -----------         ------------

Total additions                             (26,889)            360,253            1,668,634

Disbursements
    Payments to participants                (30,656)         (1,047,018)          (1,522,951)
    Loans to participants                    (9,104)                 --                   --
    Loan defaults                                --                  --              (34,721)
    Fees                                         --                  --                   --
                                        -----------         -----------         ------------
Total disbursements                         (39,760)         (1,047,018)          (1,557,672)

Transfers
    Transfers (to) from SARP                   (617)             36,166               94,729
    Transfers to new trustee             (1,782,872)         (9,095,207)         (23,173,772)
    Transfers between funds                (100,511)             57,300                   --
                                        -----------         -----------         ------------
Net transfers                            (1,884,000)         (9,001,741)         (23,079,043)
                                        -----------         -----------         ------------

Net increase (decrease)                  (1,950,649)         (9,688,506)         (22,968,081)
Net assets, beginning of year             1,950,649           9,688,506           22,968,081
                                        -----------         -----------         ------------
Net assets, end of period               $        --         $        --         $         --
                                        ===========         ===========         ============

6.   Allocation of Statements of Net Assets Available for Plan Benefits and
     ----------------------------------------------------------------------
Statements of Income and Changes in Net Assets Available for Plan Benefits
--------------------------------------------------------------------------
(continued)
-----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
       THE PERIOD MAY 1, 1996 - DECEMBER 31, 1996, WITH FUND INFORMATION
       -----------------------------------------------------------------

                                                                         Brown & Sharpe        George            Putnam
                                           Plan         Company           Stable Value         Putnam       Growth & Income
                                          Loans       Stock Fund              Fund              Fund              Fund
                                          -----       ----------              ----              ----              ----
Additions
---------
Contributions
    Employer                          $       -        $   33,355          $  193,407        $   61,580        $  139,250
    Employee                                  -            33,216             160,065            76,629           170,514
    Loan repayments                     (67,589)              759              19,786             4,451            13,161
                                      ---------        ----------          ----------        ----------        ----------
                                        (67,589)           67,330             373,258           142,660           322,925
Investment income
    Interest                                  -               207             270,624           469,339           335,329
                                      ---------        ----------          ----------        ----------        ----------
                                              -               207             270,624           469,339           335,329
Net appreciation (depreciation)
     in fair value of investments             -           811,654                   -           124,244           125,049
                                      ---------        ----------          ----------        ----------        ----------

Total additions                         (67,589)          879,191             643,882           736,243           783,303

Disbursements
    Payments to participants                  -           (28,158)           (908,924)         (175,953)          (27,950)
    Loans to participants               318,549            (3,349)            (53,177)          (77,365)          (40,312)
    Loan defaults                       (24,752)                -                   -                 -                 -
    Fees                                      -                 -                 (94)              (77)              (69)
                                      ---------        ----------          ----------        ----------        ----------

Total disbursements                     293,797           (31,507)           (962,195)         (253,395)          (68,331)

Transfers
 Transfers from ESOP                          -                 -               5,445            10,819                 -
 Transfers (to) from SARP                     -            78,881            (127,958)         (636,021)          576,257
 Transfers from previous trustee        234,077         1,823,981           8,909,853        11,213,854                 -
 Transfers from DEA                      27,321                 -           2,301,080                 -                 -
 Transfers between funds                      -          (100,504)         (4,151,056)       (6,113,643)        3,370,023
                                       --------        ----------          ----------        ----------        ----------
Net transfers                           261,398         1,802,358           6,937,364         4,475,009         3,946,280
                                       --------        ----------          ----------        ----------        ----------

Net increase (decrease)                 487,606         2,650,042           6,619,051         4,957,857         4,661,252
Net assets, beginning of period               -                 -                   -                 -                 -
                                       --------        ----------          ----------        ----------        ----------

Net assets, end of year                $487,606        $2,650,042          $6,619,051        $4,957,857        $4,661,252
                                       ========        ==========          ==========        ==========        ==========

                                       Putnam          Putnam New
                                       Voyager        Opportunities                         Consolidated
                                        Fund              Fund               Total              Total
                                        ----              ----               -----              -----
Additions
---------
Contributions
    Employer                         $  160,025        $  263,415         $   851,032       $ 1,040,395
    Employee                            202,423           352,788             995,635         1,391,573
    Loan repayments                      12,677            16,755                   -                 -
                                     ----------        ----------         -----------       -----------
                                        375,125           632,958           1,846,667         2,431,968
Investment income
    Interest                            259,365            40,137           1,375,001         1,630,252
                                     ----------        ----------         -----------       -----------
                                        259,365            40,137           1,375,001         1,630,252
Net appreciation (depreciation)
     in fair value of investments      (106,779)          (52,600)            901,568         1,729,650
                                     ----------        ----------         -----------       -----------

Total additions                         527,711           620,495           4,123,236         5,791,870

Disbursements
    Payments to participants           (266,259)         (146,939)         (1,554,183)       (3,077,134)
    Loans to participants               (62,125)          (82,221)                  -                 -
    Loan defaults                             -                 -             (24,752)          (59,473)
    Fees                                    (70)             (111)               (421)             (421)
                                     ----------        ----------         -----------       -----------

Total disbursements                    (328,454)         (229,271)         (1,579,356)       (3,137,028)

Transfers
 Transfers from ESOP                          -                 -              16,264            16,264
 Transfers (to) from SARP               166,035            (1,792)             55,402           150,131
 Transfers from previous trustee        992,007                 -          23,173,772                 -
 Transfers from DEA                           -                 -           2,328,401         2,328,401
 Transfers between funds              2,575,129         4,420,051                   -                 -
                                     ----------        ----------         -----------       -----------
Net transfers                         3,733,171         4,418,259          25,573,839         2,494,796
                                     ----------        ----------         -----------       -----------

Net increase (decrease)               3,932,428         4,809,483          28,117,719         5,149,638
Net assets, beginning of period               -                 -                   -        22,968,081
                                     ----------        ----------         -----------       -----------

Net assets, end of year              $3,932,428        $4,809,483         $28,117,719       $28,117,719
                                     ==========        ==========         ===========       ===========

                   -----------------------------------------

6.   Allocation of Statements of Net Assets Available for Plan Benefits and
     ----------------------------------------------------------------------
Statements of Income and Changes in Net Assets Available for Plan Benefits
--------------------------------------------------------------------------
(continued)
-----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
            THE YEAR ENDED DECEMBER 31, 1995, WITH FUND INFORMATION
            -------------------------------------------------------

                                               Plan         Money Market       Diversified
                                              Loans             Fund               Fund
                                              -----             ----               ----
  Additions
  ---------
  Contributions
      Employer                              $        -       $  112,039        $   491,748
      Employee                                       -           69,775            659,500
      Loan repayments                         (121,146)           4,526             48,977
                                            ----------       ----------        -----------
                                              (121,146)         186,340          1,200,225
  Investment income
      Interest                                       -           38,695             76,710
      Dividends                                      -                -             36,276
                                            ----------       ----------        -----------
                                                     -           38,695            112,986
  Net appreciation
      in fair value of investments                   -                -          2,051,965
                                            ----------       ----------        -----------

  Total additions                             (121,146)         225,035          3,365,176

  Disbursements
      Payments to participants                       -          (61,407)          (249,068)
      Loans to participants                    119,450          (16,972)           (76,715)
      Fees                                           -              (88)           (10,215)
                                            ----------       ----------        -----------
  Total disbursements                          119,450          (78,467)          (335,998)

  Transfers
      Transfers (to) from ESOP                       -              622                138
      Transfers from SARP                        4,478                -             11,234
      Transfers between funds                        -           42,564             (3,913)
                                            ----------       ----------        -----------
  Net transfers                                  4,478           43,186              7,459
                                            ----------       ----------        -----------

  Net increase (decrease)                        2,782          189,754          3,036,637
  Net assets, beginning of year                257,669          526,628          7,315,456
                                            ----------       ----------        -----------
  Net assets, end of year                   $  260,451       $  716,382        $10,352,093
                                            ==========       ==========        ===========

                                                              Guaranteed
                                              Company          Interest
                                            Stock Fund           Fund             Total
                                            ----------           ----             -----
  Additions
  ---------
  Contributions
      Employer                              $   60,531       $  124,071        $   788,389
      Employee                                 117,459          349,055          1,195,789
      Loan repayments                            7,706           59,937                  -
                                            ----------       ----------        -----------
                                               185,696          533,063          1,984,178
  Investment income
      Interest                                   2,281          627,050            744,736
      Dividends                                      -                -             36,276
                                            ----------       ----------        -----------
                                                 2,281          627,050            781,012
  Net appreciation
      in fair value of investments             763,252                -          2,815,217
                                            ----------       ----------        -----------

  Total additions                              951,229        1,160,113          5,580,407

  Disbursements
      Payments to participants                (148,196)      (1,262,224)        (1,720,895)
      Loans to participants                     (4,019)         (21,744)                 -
      Fees                                        (367)          (1,732)           (12,402)
                                            ----------       ----------        -----------
  Total disbursements                         (152,582)      (1,285,700)        (1,733,297)

  Transfers
      Transfers (to) from ESOP                  (2,105)          12,728             11,383
      Transfers from SARP                        1,383           29,168             46,263
      Transfers between funds                  (16,470)         (22,181)                 -
                                            ----------       ----------        -----------
  Net transfers                                (17,192)          19,715             57,646
                                            ----------       ----------        -----------

  Net increase (decrease)                      781,455         (105,872)         3,904,756
  Net assets, beginning of year              1,169,194        9,794,378         19,063,325
                                            ----------       ----------        -----------
  Net assets, end of year                   $1,950,649       $9,688,506        $22,968,081
                                            ==========       ==========        ===========

                   7. Transactions with Parties-In-Interest

   During the years ended December 31, 1996 and 1995, the Plan entered into the following transactions with parties-in-interest:

                                                                             December 31,
                                                                             ------------
                                                                 1996                                     1995
                                                                 ----                                     ----

                                                Units/Shares               Amount           Units/Shares          Amount
                                                ------------               ------           ------------          ------
 The George Putnam Fund of Boston
 --------------------------------

      Purchase of face amount                    771,028.83         $   12,362,338               --               $  --
      Sales of face amount                       472,475.31              7,590,305               --                  --
      Investment income/loss                             --                 20,259               --                  --


 Putnam Fund for Growth and Income
 ---------------------------------

      Purchase of face amount                    259,811.96         $    4,555,765               --               $  --
      Sales of face amount                         8,868.45                158,812               --                  --
      Investment income/loss                             --                  6,895               --                  --


 Putnam Voyager Fund
 -------------------

      Purchase of face amount                    283,024.21         $    4,848,832               --               $  --
      Sales of face amount                        49,004.19                969,650               --                  --
      Investment income/loss                             --                 18,699               --                  --


 Putnam Stable Value Fund
 ------------------------

      Purchase of face amount                  6,284,070.00         $    6,284,070               --               $  --
      Sales of face amount                     3,982,378.00              3,982,378               --                  --
      Investment income/loss                             --                     --               --                  --

                   7. Transactions with Parties-In-Interest

   During the years ended December 31, 1996 and 1995, the Plan entered into the following transactions with parties-in-interest:

                                                                                December 31,
                                                                                ------------
                                                                1996                                      1995
                                                                ----                                      ----

                                                Units/Shares               Amount           Units/Shares          Amount
                                                ------------               ------           ------------          ------
Putnam New Opportunities Fund
-----------------------------

          Purchase of face amount                130,766.22        $     5,386,115                --        $         --
          Sales of face amount                    18,876.79                787,447                --                  --
          Investment income/loss                         --                 15,188                --                  --


Fleet National Bank Cash Management
-----------------------------------

          Purchase of face amount             21,349,611.00        $    21,349,611                --        $  6,581,041
          Sales of face amount                22,231,949.00             22,231,949                --           6,814,326
          Investment income/loss                         --                     --                --              17,253


Fleet Financial Group, Inc.
---------------------------

          Purchase of face amount                  2,271.00        $        98,498                --        $         --
          Sales of face amount                     2,271.00                 92,653                --                  --
          Investment income/loss                         --                (5,846)                --                  --


Brown & Sharpe Manufacturing Company
------------------------------------

          Purchases of capital stock              40,983.83        $       467,490             2,939        $     20,074
          Distributions of capital stock to
            participants                           2,483.49                 28,449             4,518              43,224
          Sales of capital stock, at market
            value                                 33,855.65                409,344                --                  --
          Investment income/loss                         --                     --           119,864                  --

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                     For the Year Ended December 31, 1996
                     ------------------------------------


Category (i)  An  individual transaction in excess of 5% of plan assets
-----------------------------------------------------------------------

Identity of Party Involved             Description of Assets                  Purchase Price     Selling Price    Cost of Asset
--------------------------             ---------------------                  --------------     -------------    -------------

Putnam Fiduciary Trust Company         The George Putnam Fund of Boston
                                       Sold $6,239,569.20 face amount         $            -     $   6,239,569    $   6,266,375

                                       Purchased $11,213,854  face amount         11,213,854                 -       11,213,854


                                       Putnam Fund for Growth and Income
                                       Purchased $2,652,521 face amount            2,652,521                 -        2,652,521


                                       Putnam Voyager Fund
                                       Purchased $2,766,997 face amount            2,766,997                 -        2,766,997


                                       Putnam Stable Value Fund
                                       Sold $3,710,378 face amount                         -         3,710,378        3,710,378


                                       Putnam New Opportunities Fund
                                       Purchased $4,248,162 face amount            4,248,162                 -        4,248,162


Fleet National Bank                    Fleet National Bank Cash Management
                                       Sold $11,156,735 face amount                        -        11,156,735       11,156,735

                                       Purchased $7,430,136 face amount            7,430,136                 -        7,430,136

                                       Purchased $2,657,361 face amount            2,657,361                 -        2,657,361

                                       Purchased $1,866,427 face amount            1,866,427                 -        1,866,427

                                       Sold $1,914,700 face amount                         -         1,914,700        1,914,700

                                                                                    Current Value of
                                                                                    ----------------
Identity of Party Involved             Description of Assets                     Asset on Transaction          Net Gain
--------------------------             ---------------------                     --------------------          --------
                                                                                         Date                   (Loss)
                                                                                         ----                   ------

Putnam Fiduciary Trust Company         The George Putnam Fund of Boston
                                       Sold $6,239,569.20 face amount                  $ 6,239,569          $  (26,806)

                                       Purchased $11,213,854  face amount               11,213,854                    -


                                       Putnam Fund for Growth and Income
                                       Purchased $2,652,521 face amount                  2,652,521                    -


                                       Putnam Voyager Fund
                                       Purchased $2,766,997 face amount                  2,766,997                    -


                                       Putnam Stable Value Fund
                                       Sold $3,710,378 face amount                       3,710,378                    -


                                       Putnam New Opportunities Fund
                                       Purchased $4,248,162 face amount                  4,248,162                    -


Fleet National Bank                    Fleet National Bank Cash Management
                                       Sold $11,156,735 face amount                     11,156,735                    -

                                       Purchased $7,430,136 face amount                  7,430,136                    -

                                       Purchased $2,657,361 face amount                  2,657,361                    -

                                       Purchased $1,866,427 face amount                  1,866,427                    -

                                       Sold $1,914,700 face amount                       1,914,700                    -

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF REPORTABLE TRANSACTIONS (continued)
                     For the Year Ended December 31, 1996
                     ------------------------------------


Category (i) An individual transaction in excess of 5% of plan assets
-----------------------------------------------------------------------


Identity of Party Involved             Description of Assets                  Purchase Price     Selling Price   Cost of Asset
--------------------------             ---------------------                  --------------     -------------   -------------

Fleet National Bank                    Purchased $2,004,119 face amount         $  2,004,119                 -    $  2,004,119

                                       Sold $1,829,705 face amount                         -         1,829,705       1,829,705


Principal Mutual Life Ins. Co.         Principal Mutual Life Insurance Co.,
                                       GIC (3)88705-03-M
                                       Sold $2,004,119 face amount                         -         2,004,119       2,004,119

                                                                              Current Value of
                                                                              ----------------
                                                                            Asset on Transaction             Net Gain
                                                                            --------------------             --------
Identity of Party Involved             Description of Assets                        Date                       (Loss)
--------------------------             ---------------------                        ----                       ------

Fleet National Bank                    Purchased $2,004,119 face amount         $  2,004,119                        -

                                       Sold $1,829,705 face amount                 1,829,705                        -


Principal Mutual Life Ins. Co.         Principal Mutual Life Insurance Co.,
                                       GIC (3)88705-03-M
                                       Sold $2,004,119 face amount                 2,004,119                        -


       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                     For the Year Ended December 31, 1996
                     ------------------------------------

Category (iii) A series of securities transactions in excess of 5% of plan
--------------------------------------------------------------------------
assets
------


Identity of Party Involved       Description of Assets                       Purchase Price        Selling Price    Cost of Asset
--------------------------       ---------------------                       --------------        -------------    -------------

Putnam Fiduciary Trust Company   The George Putnam Fund of Boston
                                 Purchased $12,362,338 face amount in
                                 70 transactions                                $ 12,362,338        $          -      $ 12,362,338

                                 Sold $7,590,305 face amount in 58
                                 transactions                                              -           7,590,305         7,570,046


                                 Putnam Fund for Growth and Income
                                 Purchased $4,555,765 face amount in 85
                                 transactions                                      4,555,765                   -         4,555,765

                                 Sold $158,812 face amount in 40
                                 transactions                                              -             158,812           151,917


                                 Putnam Voyager Fund
                                 Purchased $4,848,832 face amount in
                                 84 transactions                                   4,848,832                   -         4,848,832

                                 Sold $969,650 face amount in 42
                                 transactions                                              -             969,650           950,951


                                 Putnam Stable Value Fund
                                 Purchased $6,284,070 face amount in 128
                                 transactions                                      6,284,070                   -         6,284,070

                                 Sold $3,982,378 face amount in 65
                                 transactions                                              -           3,982,378         3,982,378

                                 Putnam New Opportunities Fund
                                 Purchased $5,386,115 face amount in
                                 85 transactions                                   5,386,115                   -         5,386,115

                                 Sold $787,447 face amount in 48
                                 transactions                                              -             787,447           772,259

                                                                              Current Value of
                                                                              ----------------
Identity of Party Involved       Description of Assets                      Asset on Transaction        Net Gain
--------------------------       ---------------------                      --------------------        --------
                                                                                    Date                 (Loss)
                                                                                    ----                 ------

Putnam Fiduciary Trust Company   The George Putnam Fund of Boston
                                 Purchased $12,362,338 face amount in
                                 70 transactions                                $ 12,362,338           $       -

                                 Sold $7,590,305 face amount in 58
                                 transactions                                      7,590,305              20,259


                                 Putnam Fund for Growth and Income
                                 Purchased $4,555,765 face amount in 85
                                 transactions                                      4,555,765                   -

                                 Sold $158,812 face amount in 40
                                 transactions                                        158,812               6,895


                                 Putnam Voyager Fund
                                 Purchased $4,848,832 face amount in
                                 84 transactions                                   4,848,832                   -

                                 Sold $969,650 face amount in 42
                                 transactions                                        969,650              18,699


                                 Putnam Stable Value Fund
                                 Purchased $6,284,070 face amount in 128
                                 transactions                                      6,284,070                   -

                                 Sold $3,982,378 face amount in 65
                                 transactions                                      3,982,378                   -

                                 Putnam New Opportunities Fund
                                 Purchased $5,386,115 face amount in
                                 85 transactions                                   5,386,115                   -

                                 Sold $787,447 face amount in 48
                                 transactions                                        787,447              15,188

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF REPORTABLE TRANSACTIONS (continued)
                     For the Year Ended December 31, 1996
                     ------------------------------------


Category (iii) A series of securities transactions in excess of 5% of plan
--------------------------------------------------------------------------
assets
------


Identity of Party Involved        Description of Assets                      Purchase Price        Selling Price     Cost of Asset
--------------------------        ---------------------                      --------------        -------------     -------------


Fleet National Bank               Fleet National Bank Cash Management
                                  Purchased $21,349,611 face amount in
                                  117  transactions                             $ 21,349,611                   -      $ 21,349,611

                                  Sold $22,231,949 face amount in 65
                                  transactions                                             -          22,231,949        22,231,949



Principal Mutual Life Insurance   Principal Mutual Life Insurance Company
Company                           Contract No. (3) 88705-M
                                  Purchased $31,600 face amount in  1
                                  transaction                                         31,600                   -            31,600

                                  Sold $3,802,225 face amount in 17
                                  transactions                                             -           3,802,225         3,802,225

                                                                                      Current Value of
                                                                                      ----------------
Identity of Party Involved        Description of Assets                            Asset on Transaction         Net Gain
--------------------------        ---------------------                            --------------------         --------
                                                                                           Date                  (Loss)
                                                                                           ----                  ------

Fleet National Bank               Fleet National Bank Cash Management
                                  Purchased $21,349,611 face amount in
                                  117  transactions                                    $ 21,349,611                     -

                                  Sold $22,231,949 face amount in 65
                                  transactions                                           22,231,949                     -



Principal Mutual Life Insurance   Principal Mutual Life Insurance Company
Company                           Contract No. (3) 88705-M
                                  Purchased $31,600 face amount in  1
                                  transaction                                                31,600                     -

                                  Sold $3,802,225 face amount in 17
                                  transactions                                            3,802,225                     -

       Brown & Sharpe Savings & Retirement Plan For Management Employees
                Schedule of Assets Held for Investment Purposes
                             At December 31, 1996

                                                                                                                   Cost of
Shares or Face Value        Description                                                  Fair Value             Investment
==========================================================================================================================

298,553.518 shares          The George Putnam Fund of Boston
                            Balanced fund consisting of stocks and corporate            $ 4,896,277           $  4,792,292
                            and government bonds

                            Putnam New Opportunities Fund
111,889.431 shares          Long-term growth funds consisting of stock of                 4,546,068              4,613,856
                            certain emerging industry groups that in Putnam
                            Investments view offer long term growth potential

                            Putnam Voyager Fund
234,020.022 shares          A combination of stocks of small companies expected           3,772,403              3,897,881
                            to grow over time in addition to stocks of larger more
                            established corporations

                            Brown & Sharpe Company Stock Fund
187,467.43 shares           Consisting of 187,467.43 shares of Brown & Sharpe             2,624,544              1,891,267
                            Class A & B Common Stock

                            Putnam Fund for Growth & Income
250,943.511 shares          A combination of attractive priced stocks of companies        4,522,002              4,403,848
                            viewed by Putnam to offer long-term growth potential
                            while also providing income

                            Brown & Sharpe Stable Value Fund
$1,721,814 face value       American International Life Assurance Company                 1,721,814              1,721,814
$2,225,705 face value       Principal Mutual Life Insurance Company (3)88705-03-M         2,225,705              2,225,705
$176,433 face value         Principal Mutual Life Insurance Company (3)88705-02-M           176,433                176,433
2,301,692 shares            Putnam Stable Value Fund                                      2,301,692              2,301,692
                                                                                       ------------           ------------


                            TOTAL INVESTMENTS                                          $ 26,786,938           $ 26,024,788

                            Plan Loan Receivable                                            487,606                487,606
                                                                                       ------------           ------------

                            TOTAL ASSETS HELD FOR INVESTMENTS                          $ 27,274,544           $ 26,512,394
                                                                                       ============           ============


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

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-33676, 2-56821, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935,
33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) of Brown & Sharpe
Manufacturing Company of our report dated June 23, 1997, with respect to the financial statements and schedules of the Brown & Sharpe Savings and Retirement Plan for Management Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                       ERNST & YOUNG LLP




Providence, Rhode Island
June 23, 1997

                                       21